UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2014

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2014, ChromaDex, Inc. (“ChromaDex”), a California corporation and wholly owned subsidiary of ChromaDex Corporation, a Delaware corporation (the “Company”), entered into a License Agreement (the “Agreement”) with the University of Mississippi (“UM”). Under the terms of the Agreement, UM granted to ChromaDex a worldwide, exclusive, royalty-bearing right and license to use certain patent rights relating to isolation and use of immunostimulatory extracts from microalgae.  The license covers U.S. Patent numbers 7,205,284 and 7,846,452. The Agreement terminates on the later of the expiration date of the last to expire patent right or ten years after the first commercial sale of a licensed product. Following expiration of the Agreement pursuant to its terms, ChromaDex shall have a fully paid up, royalty-free, worldwide right and license to make, use, sell and import the licensed products.  UM may terminate the Agreement upon the occurrence of certain events, including but not limited to nonpayment of amounts due under the Agreement, dissolution or cessation of operations, failure to meet pre-established milestones and failure to keep at least one Product on the market after the first commercial sale for a continuous period of 60 days. ChromaDex may terminate the Agreement at any time upon 60 days' prior written notice.

As consideration for the license granted, ChromaDex will make certain cash payments to UM within 15 days of closing and 180 days of closing. Additionally, ChromaDex will pay UM royalties on net sales of all licensed products and reimburse UM for certain costs incurred in connection with the preparation, filing, and/or maintenance of applications for patent protection.

ChromaDex has agreed to use reasonable efforts to develop and market the licensed products.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete. You should read the complete Agreement, which shall be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and, when filed, such Agreement shall be incorporated by reference herein. The Company will seek confidential treatment for certain terms of the Agreement at the time of filing such Annual Report.

ITEM 7.01  REGULATION FD DISCLOSURE

On December 2, 2014, the Company issued a press release announcing the entry into the Agreement.  A copy of the press release is appended hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 2, 2014

CHROMADEX CORP.

By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer